Exhibit 8.2
[LETTERHEAD OF BAKER & MCKENZIE LLP (U.K.)]

9 November 2009

ENSCO International Incorporated
500 North Akard Street
Suite 4300
Dallas,TX 75201-3331
U.S.A.

ENSCO International Limited
ENSCO House
Badentoy Avenue
Badentoy Industrial Estate
Aberdeen AB12 4YB
Scotland
Dear Sirs,
ENSCO INTERNATIONAL INCORPORATED
We have acted as United Kingdom counsel to ENSCO International Incorporated, a Delaware corporation (the “Company”), and ENSCO International Limited. (“Ensco UK”), an English private limited company, in connection with (i) the Registration Statement on Form S-4 (the “Registration Statement”) filed by Ensco UK on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) the proposed reorganization (including merger), as defined therein.
We hereby confirm to you that the views set forth under the heading “Material Tax Considerations Relating to the Merger — U.K. Tax Considerations — Material Tax Consequences to Stockholders” in the Registration Statement are, in our opinion, accurate and are our opinion as to all material United Kingdom tax consequences of the merger to stockholders of the Company, subject to the limitations, qualifications and other matters set forth in the Registration Statement.
This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced therein that becomes untrue or incorrect after the date hereof. This opinion is furnished to you solely for use in connection with the transactions contemplated by the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material Tax Considerations Relating to the Merger — U.K. Tax Considerations — Material Tax Consequences to Stockholders” and “Legal Matters” therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.
Yours faithfully,
/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP

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